                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  Nortek, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid: There is a credit balance of $200 in Account 0000072423.

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 16, 1995

     The Annual Meeting of Stockholders of Nortek, Inc. (the "Company") will be held at the Providence Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island, on November 16, 1995 at 11 o'clock a.m., local time, for the following purposes:

     1. To elect three directors for a term expiring at the 1998 Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on October 10, 1995 as the record date of the Annual Meeting to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The Company's stock transfer books will not be closed prior to the Annual Meeting.

                                            By Order of the Board of Directors,

                                            KEVIN W. DONNELLY
                                            Secretary

Providence, Rhode Island
October 13, 1995

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE.

                                  NORTEK, INC.

                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360

                                PROXY STATEMENT

     The enclosed form(s) of proxy and this Proxy Statement have been mailed to stockholders on or about October 13, 1995 in connection with the solicitation by the Board of Directors of Nortek, Inc. (the "Company") of proxies for use at its Annual Meeting of Stockholders to be held on November 16, 1995 or at any adjournment or postponement thereof.

     A copy of the Company's 1994 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, has been previously mailed to each stockholder entitled to vote at the meeting.

     As of October 10, 1995 the Company had outstanding 11,746,501 shares of Common Stock, $1.00 par value (the "Common Stock"), and 506,776 shares of Special Common Stock, $1.00 par value (the "Special Common Stock"). Holders of record at the close of business on October 10, 1995 are entitled to vote at the meeting or any adjournment thereof. Holders of shares of Common Stock are entitled to one vote for each share, and holders of shares of Special Common Stock are entitled to ten votes per share on each matter to be voted on at the meeting. With respect to the election of directors, holders of Common Stock shall be entitled to elect one director and the holders of Special Common Stock shall have no voting rights with respect to the election of such director. The holders of Common Stock and Special Common Stock, voting as a single class, shall be entitled to elect the remaining two directors to be elected.

     It is the intention of the persons named as proxies to vote shares of Common Stock and Special Common Stock represented by duly executed proxies for the election of the nominees for director selected by the Board of Directors unless authority to do so has been withheld or a contrary specification made. If any other business is properly brought before the Annual Meeting and on all matters incidental to the conduct of the meeting, the proxy will be voted in accordance with the discretion of the persons named as proxies. Any such proxy may be revoked by the stockholder at any time prior to the voting of the proxy by a written revocation received by the Secretary of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. Proxies will be tabulated by the Company's transfer agent, State Street Bank and Trust Company. A plurality of votes properly cast by the appropriate class of stockholders will elect directors. Abstentions from voting will have no effect on the outcome of the election of directors, even though a person analyzing the results of the voting may interpret such a vote differently.

1.  ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall consist of not less than three directors and that the number of directors at any time shall be the number of directors fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at seven which is the current number of directors. The Board of Directors is divided into three classes, with each class to hold office for a term of three years. At the meeting, three directors are to be elected for a term of three years expiring at the 1998 Annual Meeting and until their respective successors are elected and qualified. Holders of Common Stock, voting separately as a class, are entitled to elect 25% of the directors to be elected at the Annual Meeting, which in this case constitutes one director. J. Peter Lyons has been nominated to be elected by the holders of Common Stock voting separately as a class for a term of three years expiring at the 1998 Annual

Meeting. Philip B. Brooks and Richard J. Harris have been nominated to be elected by the holders of Common Stock and Special Common Stock voting as a single class for a term of three years expiring at the 1998 Annual Meeting.

     Each of the nominees has agreed to serve as a director, if elected. If, at the time of the Annual Meeting, a nominee is unwilling or unable to serve (which is not currently anticipated), the Board may fix the number of directors at less than seven, or the persons named as proxies may nominate and may vote for other persons in their discretion. The By-laws require nominations for directors, other than by the Board of Directors, to be submitted to the Company's Chief Executive Officer or Secretary at least 30 days before the meeting and accompanied by a petition signed by at least 100 stockholders of record, holding in the aggregate at least 1% of the capital stock entitled to vote, and by certain other information.

     Presented below is information regarding the nominees for director as well as those directors continuing in office.

NOMINEES FOR THE BOARD OF DIRECTORS

   NOMINEES FOR TERM EXPIRING                                                          DIRECTOR
   AT THE 1998 ANNUAL MEETING                 PRINCIPAL OCCUPATION               AGE     SINCE
   --------------------------                 --------------------              ----   --------
Philip B. Brooks................  Retired, Certified Public Accountant            81     1981

Richard J. Harris...............  Vice President and Treasurer of the Company     59     1984

J. Peter Lyons..................  President of The J. Peter Lyons Companies       61     1991
                                  (consulting services for employee insurance
                                  benefits)

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

      TERM EXPIRING AT THE
      1996 ANNUAL MEETING
      --------------------
Dennis J. McGillicuddy..........  President and a director of Coaxial             53     1990
                                  Communications of Central Ohio, Inc., Coaxial
                                  Communications of Southern Ohio, Inc. (cable
                                  television services) and related entities

D. Stevens McVoy................  Vice President and a director of Coaxial        52     1993
                                  Communications of Central Ohio, Inc., Coaxial
                                  Communications of Southern Ohio, Inc. (cable
                                  television services) and related entities

      TERM EXPIRING AT THE
      1997 ANNUAL MEETING
      --------------------
Richard L. Bready...............  Chairman, President and Chief Executive         51     1976
                                  Officer of the Company

Barry Silverstein...............  Principal owner and a director of Coaxial       62     1992
                                  Communications of Central Ohio, Inc., Coaxial
                                  Communications of Southern Ohio, Inc. (cable
                                  television services) and related entities

     Mr. Brooks is a certified public accountant who retired from active practice in 1967. Mr. Harris has been employed by the Company in his present capacities for more than the past five years. Mr. Lyons, for more than the past five years, has been President of The J. Peter Lyons Companies which has designed benefit plans and provided insurance services to the Company. Mr. McGillicuddy has been President and a director and Mr. McVoy has been Vice President and a director, for more than the past five years, of the Coaxial

Communications Companies, which they founded along with Mr. Silverstein. Mr. Bready became Chairman and Chief Executive Officer of the Company in 1990 after serving as President, Chief Operating Officer and Chief Financial Officer of the Company for more than five years. He is also a director of Lehigh Group, Inc. Mr. Silverstein, for more than the past five years, has been the principal owner and a director of the Coaxial Communications Companies, which he founded along with Messrs. McGillicuddy and McVoy. Mr. Silverstein has also been Chief Executive Officer (June 1985 to May 1988 and February 1991 to May 1991), Chairman of the Executive Committee (May 1988 to February 1991) and Chairman of the Board (June 1986 to May 1988 and February 1991 to present) of CCX, Inc. a manufacturer of building products. Messrs. McGillicuddy and McVoy are also directors of CCX, Inc.

     The Board of Directors held six meetings during 1994. Each director attended more than 75% of the meetings and of the meetings of the committees of the Board on which he served. The Board of Directors has a standing Audit Committee, consisting of Messrs. Brooks (Chairman of the committee) and Lyons. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. During 1994 the Audit Committee held one meeting. The Stock Option Committee of the Board, consisting of Messrs. Brooks, Lyons and McVoy, which is authorized to administer the Company's stock option plans, held one meeting in 1994. The Board of Directors does not have a standing nominating committee. A standing Compensation Committee, comprised of Messrs. Brooks and Lyons, was formed in 1994 with authority to recommend to the full Board changes in the compensation arrangements with the Chief Executive Officer and certain other executive officers. Directors who are not officers or employees of the Company or its subsidiaries receive directors' fees from the Company. The fees currently paid to such directors are $1,000 per month and $750 per meeting ($350 if a director participates by telephone). In addition, members of committees of the Board of Directors receive $350 per committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of equity securities of the Company by the Company's directors, by nominees for director, by its executive officers named in the Summary Compensation Table, by its directors and executive officers as a group, and by those known by the Company to own beneficially more than 5% of its Common Stock or Special Common Stock, all as of October 10, 1995 except for the number of shares held by Gabelli Funds, Inc. as to which the date is October 5, 1995.

                                                   COMMON STOCK            SPECIAL COMMON STOCK
                                             ------------------------    ------------------------
                                              AMOUNT AND                  AMOUNT AND
                                              NATURE OF                   NATURE OF
                                              BENEFICIAL     PERCENT      BENEFICIAL     PERCENT
NAME(1)                                      OWNERSHIP(2)    OF CLASS    OWNERSHIP(2)    OF CLASS
-------                                      ------------    --------    ------------    --------
Richard L. Bready(3)(4)....................    1,740,759       14.8        318,327         58.5
Philip B. Brooks...........................       38,600          *          6,699          1.3
Almon C. Hall..............................       38,613          *          2,078            *
Richard J. Harris(4).......................      296,126        2.5         50,106          9.9
J. Peter Lyons.............................        --                         --
Dennis J. McGillicuddy(3)..................    1,503,959       12.8        234,564         46.3
D. Stevens McVoy(3)........................    1,503,959       12.8        234,564         46.3
Siegfried Molnar...........................       30,000          *           --
Kenneth J. Ortman..........................       36,739          *           --
Barry Silverstein(3).......................    1,503,959       12.8        234,564         46.3
All directors and executive officers as a
  group(3)(4)(5)...........................    1,961,471       16.5        330,957         60.1
Bready Associates(3).......................    1,503,959       12.8        234,564         46.3
Phoenix Associates III(3)..................    1,503,959       12.8        234,564         46.3
Gabelli Funds, Inc.,
  One Corporate Center
  Rye, NY 10580............................    2,105,800       17.9         20,965          4.1

---------------
  * Less than 1%

(1) The address of all such persons unless otherwise stated is c/o Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. The address of Mr. McVoy, Bready Associates and Phoenix Associates III is 3770 East Livingston Avenue, Columbus, Ohio 43227. The address of Messrs. McGillicuddy and Silverstein is 5111 Ocean Boulevard, Sarasota, Florida 34242. Certain of the shares shown in the table are shares as to which the persons named in the table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934 as amended. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) Includes shares subject to currently exercisable options in the case of Messrs. Bready (37,500 shares of Special Common Stock), Brooks (36,000 shares of Common Stock and 6,000 shares of Special Common Stock), Hall (28,000 shares of Common Stock), Harris (35,000 shares of Common Stock), Molnar (24,000 shares of Common Stock) and Ortman (27,400 shares of Common Stock). Does not include future rights to acquire shares upon the exercise of options in the case of Messrs. Bready (150,000 shares of Common Stock), Hall (20,000 shares of Common Stock), Harris (20,000 shares of Common Stock) and Ortman (7,500 shares of Common Stock). Includes 200 shares of Common Stock and 33 shares of Special Common Stock beneficially owned by Mr. McGillicuddy's wife, as to which Mr. McGillicuddy disclaims beneficial ownership, and 2,869 shares of Common Stock jointly owned by Mr. McVoy and his wife.

(3) Mr. Bready holds a 15% junior interest (1% senior interest), Mr. McGillicuddy a 19% junior interest (22% senior interest), Mr. McVoy a 9% junior interest (10% senior interest) and Mr. Silverstein a 57% junior interest (67% senior interest) in Bready Associates, a partnership which directly held 1,059,291 shares of Common Stock at October 10, 1995. Under the terms of the partnership agreement of Bready Associates, the partnership also exercises sole voting and dispositive power over shares of Common and Special Common held by the partners and their affiliates. Phoenix Associates III is a partnership whose general partners are Messrs. McGillicuddy (22.5% interest), McVoy (10% interest) and Silverstein (67.5% interest). As of October 10, 1995 Phoenix Associates III directly held 183,700 shares of Common Stock. Accordingly, all shares held by the partnerships, the partners and their affiliates are included in the table as being beneficially owned by Messrs. Bready, McGillicuddy, McVoy and Silverstein and by the partnerships and are also included under shares held by directors and executive officers as a group.

(4) Various defined benefit pension plans of the Company and certain of its subsidiaries held approximately 2.0% of the outstanding Common Stock of the Company and 9.1% of the outstanding Special Common Stock at October 10, 1995. Under the provisions of the trust agreement governing the plans, the Company may instruct the trustee regarding the acquisition and disposition of plan assets and the voting of securities held by the trust. Accordingly, although the directors and officers disclaim beneficial ownership of such shares, the shares are included in the table as being beneficially owned by Messrs. Bready and Harris and are also included under shares held by directors and executive officers as a group.

(5) Includes 165,900 shares of Common Stock and 43,500 shares of Special Common Stock that directors and executive officers as a group have a right to acquire upon the exercise of currently exercisable options. Does not include future rights of executive officers to acquire shares upon exercise of options totalling 210,000 shares of Common Stock. Includes 200 shares of Common Stock and 33 shares of Special Common Stock owned by Mr. McGillicuddy's wife as to which Mr. McGillicuddy disclaims beneficial ownership, and 2,869 shares of Common Stock jointly owned by Mr. McVoy and his wife. Except as set forth in the above table, the Company knows of no persons who at October 10, 1995, beneficially owned more than 5% of the shares of Common Stock or Special Common Stock of the Company outstanding on that date.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The following line-graph compares the yearly percentage change for the last five years in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Russell 2000 Index and a group of peer companies which are listed below.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG THE COMPANY, A PEER GROUP AND THE RUSSELL 2000 INDEX

                              [ATTACH GRAPH HERE]

                      CUMULATIVE TOTAL RETURN -- 5 YEARS
                 VALUE OF $100 INVESTED ON DECEMBER 31, 1989
                                                      FISCAL YEARS ENDED DECEMBER 31,
                                            ---------------------------------------------------
                                            1989      1990    1991     1992      1993      1994
                                            ----      ----    ----     ----      ----      ----
Nortek, Inc. .............................   100       54       35       99       169       223
Peer Group ...............................   100       71      104      120       161       121
Russell 2000 .............................   100       80      117      139       166       163

The peer group companies are:

          Armstrong World Industries, Inc.          The Stanley Works
          Bird Corporation                          Maytag Corporation
          Masco Corporation                         Fedders Corporation
          Morgan Products Ltd.                      Whirlpool Corporation
          Ply-Gem Industries, Inc.

REPORTS ON EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

     The compensation of the Chief Executive Officer, Mr. Bready, is governed by the terms of his employment agreement with the Company which was last amended in November 1990. The terms of the agreement are set forth in a footnote to the Summary Compensation Table. The Company's policy with respect to the compensation of executive officers, other than the Chief Executive Officer, is primarily based on the performance of the individual officer along with such other factors as compensation paid by competitors of the Company, local geographical factors, the term of employment, salary surveys and the use of consultants when considered necessary. Bonuses for executive officers are awarded on a discretionary basis by the Chief Executive Officer based on individual goals derived from the responsibilities of the individual and which are determined, in part, on Company performance and to a greater extent on individual performance. The Company has no supplementary pension plan for the executive officers other than a modest fixed benefit for the Chief Executive Officer and two other executive officers described below under the heading "Pension Plan". Executive officers are ineligible to participate in the Company's 401(k) plan.

     The executive officers named in the Summary Compensation Table other than the Chief Executive Officer after receiving no salary increases for the past three years received salary increases in 1994 based on competitive salary analyses prepared by an outside consultant and individual performance of job goals and objectives. Bonuses awarded such executive officers for the year reflected the achievement of certain cash flow objectives, improvement in operating performance of certain units and other factors.

     The Board of Directors considers performance in 1994 to be excellent in terms of achieving Company objectives and the resulting ongoing positive impact on the balance sheet and operating results.

     By the Board of Directors:

          Richard L. Bready                      Dennis J. McGillicuddy
          Philip B. Brooks                       D. Stevens McVoy
          Richard J. Harris                      Barry Silverstein
          J. Peter Lyons

COMPENSATION COMMITTEE

     The Compensation Committee, which was formed in 1994, is authorized to recommend to the full Board changes in the compensation arrangements with the Chief Executive officer and certain other executive officers. The Committee took no formal action during the year.

     By the Compensation Committee:

          Philip B. Brooks                       J. Peter Lyons

STOCK OPTION COMMITTEE

     With respect to long-term incentive compensation, the Company believes that stock options are an additional incentive for executive officers and other selected key employees of the Company and its subsidiaries upon whose efforts the Company is largely dependent for the successful conduct of its business. The award of stock options will encourage such persons to improve operations and increase profits and to accept employment with or remain in the employ of the Company or its subsidiaries. The Company's stock option plans are administered by the Stock Option Committee of the Board whose members are Messrs. Brooks, Lyons and McVoy. No stock options were awarded in 1994.

     By the Stock Option Committee:

          Philip B. Brooks                       D. Stevens McVoy
          J. Peter Lyons

INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bready, President and Chief Executive Officer of the Company is Chairman of the Board of Directors. Mr. Harris, Vice President and Treasurer of the Company is also a director. As directors they participate in Board deliberations regarding executive compensation.

EXECUTIVE COMPENSATION

     The following table sets forth, on an accrual basis, information concerning the compensation for services to the Company and its subsidiaries for 1992, 1993 and 1994 of those persons who were, at December 31, 1994, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                        ANNUAL            ------------
                                                   COMPENSATION(1)         SECURITIES
                                                ----------------------     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY       BONUS         OPTIONS       COMPENSATION(2)
---------------------------             ----    --------    ----------    ------------    ---------------
Richard L. Bready                       1994    $751,404    $  259,525         -0-             $3,300
  Chairman, President, and              1993     731,649     2,450,000*      150,000            3,420
  Chief Executive Officer(3)            1992     711,029        -0-            -0-              3,780

Almon C. Hall                           1994     225,000       157,500         -0-              1,168
  Vice President, Controller and        1993     210,000       100,000        40,000            9,288
  Chief Accounting Officer              1992     210,000        75,000         -0-              1,338

Richard J. Harris                       1994     200,000       140,000         -0-                766
  Vice President and                    1993     175,000       100,000        40,000              793
  Treasurer                             1992     175,000        75,000         -0-                877

Siegfried Molnar                        1994     210,000        70,000         -0-               -0-
  Senior Vice President --              1993     200,000        30,000         -0-               -0-
  Group Operations                      1992     200,000        20,000         -0-               -0-

Kenneth J. Ortman                       1994     175,000        70,000         -0-               -0-
  Senior Vice President --              1993     150,000        75,000        15,000             -0-
  Group Operations                      1992     150,000        75,000         -0-               -0-

---------------
  * A cumulative bonus for 1991, 1992 and 1993.

(1) The aggregate amount of any compensation in the form of perquisites and other personal benefits (club dues, personal use of Company property, etc.) paid in each of the years based on the Company's incremental cost, did not exceed the lesser of 10% of the executive officer's annual salary and bonus or $50,000.

(2) For certain executive officers, the Company provides additional amounts of life insurance over those provided to other salaried employees. The amounts shown for 1994 are the premiums paid for such coverage.

(3) Mr. Bready's employment agreement with the Company provides for his employment as President and Chief Executive Officer through December 31, 1998. As of November 1, 1990, his annual base salary was $650,000 with adjustments based upon increases in the cost of living. The agreement also provides for incentive compensation based upon the Company's annual consolidated pre-tax earnings as follows: 0.7% of the amount of such earnings up to $10,000,000, plus 1.05% of the amount of such earnings in excess of $10,000,000 and provides that discretionary bonuses may be awarded. In 1993 the Company awarded Mr. Bready a bonus covering the years 1991, 1992 and 1993 in the total amount of $2,450,000. The employment agreement may be terminated at the election of Mr. Bready and in such event he is to be retained by the Company for five years as a consultant at an annual rate of 60% of his then current annual salary, plus incentive compensation. The Company may terminate the agreement at any time but in such event Mr. Bready would receive severance pay in an amount equal to 60% of his then current annual salary, plus incentive compensation, payable for five years following termination. If there has been a Change in Control of the Company (as defined in the agreement) within two years before or one year after his termination, then Mr. Bready may elect to accelerate the receipt of his severance pay. If he becomes disabled or dies while employed, the Company will pay to Mr. Bready or his estate an amount equal to 60% of his then current annual salary, plus incentive compensation for five years, or, if he was performing consulting services at the time, an amount equal to 60% of the consulting fee plus incentive compensation for the remainder of the consulting period. Mr. Bready is entitled to receive bonuses and to participate in any of the Company's corporate incentive and other benefit plans except for the Company's 401(k) plan in which no executive officers are eligible to participate.

     The Company has established a severance plan for certain of its executive officers, including Messrs. Hall, Molnar, Ortman, and Harris. The plan provides that in consideration of each such employee's agreement not to voluntarily terminate his employment if there is an attempted Change in Control (as that term is defined in the plan) of the Company, if such an employee is terminated within the 24-month period following a Change in Control (including termination by reason of a material adverse change in the terms of employment as provided in the plan), such employee will be entitled to severance pay for a period of 24 months following such termination at a rate equal to his base salary plus bonus or incentive compensation (at the highest rate in the previous three years) and to continued medical, life insurance and other benefits for such 24-month period (or payment of an amount equal to the cost of providing such benefits). If a Change in Control were to have occurred as of October 1, 1995, and the named executive officers were terminated as of such date, the officers covered under this plan would have been entitled to receive, over the next succeeding 24-month period, an aggregate of approximately $2,495,000. Mr. Ortman is entitled to a minimum of 15 months severance pay if his employment is terminated without cause.

STOCK OPTIONS

     The following table contains information with respect to the value realized (market value less exercise price) of options exercised in 1994 by those executive officers listed in the Summary Compensation Table and the value of their unexercised options at year-end. No options were granted to any executive officer in 1994.

         AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES
                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                           OPTIONS AT YEAR-END              AT YEAR-END
                              ACQUIRED                      ---------------------------   --------------------------
NAME                         ON EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------------   -----------   -------------   -----------   ------------
Richard L. Bready..........       --             --            37,500(1)     150,000        $170,313      $468,750
Almon C. Hall..............       --             --            28,000         20,000         134,500        62,500
Richard J. Harris..........     5,000          $43,125         35,000         20,000         197,500        62,500
Siegfried Molnar...........       --             --            24,000           --           216,000          --
Kenneth J. Ortman..........     2,300           18,450         27,400          7,500         202,538        23,438

---------------
(1) Special Common Stock; all other option information relates to Common Stock.

PENSION PLAN

     The following table shows the estimated annual retirement benefits payable as a straight-life annuity to eligible employees of the Company, including executive officers, under the Company's qualified pension plan for its headquarters employees. Annual earnings for the purpose of calculating benefits (includes all compensation reported on the employee's Form W-2) cannot exceed certain limitations; the limit for 1993 was $235,840. Beginning in 1994 the maximum earnings may not exceed $150,000 and while accrued pension benefits may not be reduced from those at December 31, 1993 such accrued benefits may remain level for several years.

                               PENSION PLAN TABLE

  ANNUAL AVERAGE
   REMUNERATION                                                YEARS OF SERVICE
  (LAST 5 YEARS                                 -----------------------------------------------
PRIOR TO RETIREMENT)                                10          20          25        30 AND OVER
--------------------                              -------     -------     -------     -----------
     $150,000...................................  $23,273     $46,547     $58,184      $  69,820
      175,000...................................   27,398      54,797      68,496         82,195
      200,000...................................   31,523      63,047      78,809         94,570
      225,000...................................   35,648      71,297      89,121        106,945
      235,840...................................   37,437      74,874      93,593        112,311

     The maximum annual benefit payable by a qualified pension plan in the form of a life annuity is limited to $120,006 plus adjustments for increases in the cost of living after 1995. Benefits are not subject to deduction for Social Security or other offset amounts. As of March 1, 1995 Messrs. Bready, Hall, Harris, Molnar and Ortman had 20, 18, 22, 5 and 5 years of service, respectively for the purposes of the plan.

     The Company provides deferred compensation benefits for Messrs. Bready, Hall and Harris. The agreements provide for 180 monthly payments beginning at age 65, although, in the Company's discretion, the employee may receive reduced benefits upon retirement as early as age 60. Benefits are subject to forfeiture (except in the case of Mr. Bready) in the event employment terminates for any reason prior to age 60. Benefits are also subject to forfeiture in the event that the employee engages in competitive activity. Monthly payments to Messrs. Bready, Hall and Harris respectively, will, assuming retirement at age 65, be $5,050, $1,833 and $1,833.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        INVESTMENT IN ECOLOGICAL ENGINEERING ASSOCIATES LIMITED PARTNERSHIP. Ecological Engineering Associates Limited Partnership (EEA) is engaged in the design and operation of wastewater-treatment systems. Messrs. McGillicuddy, Silverstein and McVoy, directors of the Company are directors and sole stockholders of Environmental Engineering Inc. (EEI) which is the general partner of EEA. The Company has made an investment in EEA of $1,270,000 through September 1995 in the form of a note with interest accruing at 2% over prime and compounded annually and is currently investing at the rate of $15,000 per month contingent on EEI matching such investment and subject to termination at the discretion of management. The note, secured by a first lien on the partnership assets, matures on January 8, 1998. The Company also receives, in connection with its investment, warrants to acquire limited partnership units proportionate to all debt and equity investments made by other investors in EEA.

                                 AUDIT MATTERS

     The Board of Directors has selected Arthur Andersen LLP auditors of the Company in 1994 to continue in that capacity for 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     In order for any proposal that a stockholder intends to present at the 1996 Annual Meeting of Stockholders of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Providence, Rhode Island, no later than June 17, 1996.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company knows of no business to be presented for consideration at the Annual Meeting of Stockholders other than as stated in the Notice of the Annual Meeting of Stockholders.

     In addition to the solicitation of proxies by mail, management and employees of the Company may solicit proxies in person or by telephone, for which they will receive no additional compensation. The Company also retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $8,000 plus reimbursement of reasonable out-of-pocket expenses. Persons holding stock as nominees will, upon request, be reimbursed for their reasonable out-of-pocket expenses in sending soliciting materials to their principals. The cost of solicitation will be borne by the Company.

October 13, 1995

PROXY FOR SPECIAL COMMON STOCK                    PROXY FOR SPECIAL COMMON STOCK

                                 NORTEK, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the
                        ANNUAL MEETING OF STOCKHOLDERS
                              November 16, 1995

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on November 16, 1995 at the Providence Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island, at 11:00 o'clock a.m., local time, or at any adjournment of postponement thereof, all of the shares of Special Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

                               ADDRESS CHANGE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                         (OVER)




/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                 NORTEK, INC.
                             SPECIAL COMMON STOCK

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




                                                _____________________________
 Please be sure to sign and date this Proxy.    | Date                       |
 ____________________________________________________________________________
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|____________Shareholder sign here_________________Co-owner sign here________|


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                         ---
                                                    With-       For All
                                         For        hold         Except
1.)  Election of Directors.             /  /        /  /         /  /


     Election of two directors by holders of Common Stock and Special Common Stock, voting together as a class.

                   PHILIP B. BROOKS       RICHARD J. HARRIS

     INSTRUCTION:

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


     _______________________________________________________________________

2.) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Mark box at right if address change has been noted on   /   /
     the reverse side of this card.

                         RECORD DATE SHARES:

PROXY FOR COMMON STOCK                                  PROXY FOR COMMON STOCK

                                 NORTEK, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the
                        ANNUAL MEETING OF STOCKHOLDERS
                              November 16, 1995

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on November 16, 1995 at the Providence Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island, at 11:00 o'clock a.m., local time, or at any adjournment or postponement thereof, all of the shares of Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

                               ADDRESS CHANGE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                         (OVER)




/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                 NORTEK, INC.
                                 COMMON STOCK

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




                                                _____________________________
 Please be sure to sign and date this Proxy.    | Date                       |
 ____________________________________________________________________________
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|____________Shareholder sign here_________________Co-owner sign here________|


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                         ---
                                                    With-       For All
                                         For        hold         Except
1.)  Election of Directors.             /  /        /  /         /  /

     Election of one director by holders of Common Stock, voting as a class.

                                J. PETER LYONS

     Election of two directors by holders of Common Stock and Special Common Stock, voting together as a class.

                   PHILIP B. BROOKS       RICHARD J. HARRIS

     INSTRUCTION:

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


     _______________________________________________________________________

2.) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Mark box at right if address change has been noted on   /   /
     the reverse side of this card.

                         RECORD DATE SHARES: